Exhibit 10.53


Certain portions have been omitted pursuant to a request for confidentiality and such omitted portions have been separately filed with the Commission.


                                SUPPLY AGREEMENT

                  Supply Agreement dated as of October 26th, 1999 by and between DISCOVERY LABORATORIES, INC. ("Seller") and LABORATORIOS DEL DR. ESTEVE, S.A., a company organized and existing under the laws of Spain ("Buyer").

                  WHEREAS, Seller is engaged in clinical studies of surfactant pharmaceutical preparations for the treatment of acute respiratory distress syndrome ("ARDS"), acute lung injury ("ALI"), infant respiratory distress syndrome ("IRDS") and meconium aspiration syndrome ("MAS"); and

                  WHEREAS, Seller and Buyer are parties to a Sublicense Agreement dated as of October 26th, 1999 (the "Sublicense Agreement") pursuant to which Buyer has agreed to purchase from Seller, and Seller has agreed to supply to Buyer, Licensed Products (such term and other capitalized terms used and not otherwise defined herein having the meanings assigned to them in the Sublicense Agreement) from Seller.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants set forth below, Seller and Buyer mutually agree as follows:


                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------

                  As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate/s" of a Person shall mean any Person which directly or indirectly Controls, is Controlled by or is under common Control with such Person.

                  "Business Day" shall mean any day on which banking institutions are open or authorized to be open in the Commonwealth of Pennsylvania.

                  "Current Good Manufacturing Practices" or "cGMP" shall mean
(i) with respect to the United States, the good manufacturing practices required by the FDA and set forth in the Federal Food, Drugs and Cosmetics Act or FDA regulations,


935303.1
policies or guidelines in effect at a particular time for the manufacture, testing and quality control of pharmaceutical materials and (ii) with respect to any other country, the standards for the manufacture and testing of pharmaceutical materials that are imposed by any regulatory authority having jurisdiction.

                  "Control" shall mean direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock of a Person having outstanding voting securities, or a fifty percent (50%) or greater interest in the income of a Person not having outstanding securities, or, in either case, the power to direct or cause the direction of the management or policies of such Person.

                  "EMEA" shall mean the European Medicines Evaluation Agency.

                  "Ex Factory Price" shall mean Licensee or its Affiliate's selling price for each Licensed Product in Spain (officially called "PVL" or "Precio Venta Laboratorio") as such price is authorized from time to time by the Spanish regulatory authorities and set forth in the Spanish Pricing Approval.

                  "FDA" shall mean the United States Food and Drug
Administration.

                  "Facility" means an Owned Facility or a Contract Facility (in each case as defined in Section 3.1).

                  "First Commercial Sale" shall mean the first commercial sale by Buyer, its Affiliates or sublicensees of any Licensed Product following final EMEA or other regulatory approval required to market such Licensed Product commercially in the Licensed Territory for use in humans.

                  "Person" shall mean any natural person, corporation, limited liability company, unincorporated association, partnership, joint venture or other entity.

                  "Specifications" shall mean the Licensed Product specifications approved by the EMEA and the other regulatory authorities having jurisdiction in the Licensed Territory, as the same may be amended from time to time in accordance with applicable regulatory procedures.

                  "Transfer Price" shall mean the price for each Licensed Product established in accordance with Section 2.2.


                                   ARTICLE II
                                   ----------

                          PURCHASE AND SALE OF PRODUCTS
                          -----------------------------

935303.1

                  Section 2.1. Purchase and Sale; Delivery; Acceptance or Rejection.

                                   (a) Seller agrees to sell to Buyer such
         quantities of Licensed Products, manufactured in conformity with cGMP and meeting the Specifications, as Buyer may order in accordance with the terms and conditions of this Agreement. Subject to the provisions of Sections 3.4 and 7.2 hereof, so long as this Agreement shall remain in effect, Buyer agrees, for itself and its Affiliates and sublicensees, to satisfy solely through the purchase of Licensed Products from Seller under this Agreement 100% of Buyer's and its Affiliates' and sublicensees' requirements for Licensed Products.

                                   (b) Purchase orders issued by Buyer to Seller
         with respect to purchases of Licensed Products shall be subject to, and governed exclusively by, the terms of this Agreement. Buyer agrees not to issue to Seller any purchase order containing terms different from those set forth herein and further agrees that no shipment of Licensed Product by Seller in accordance with a nonconforming purchase order shall be deemed to be acceptance of any terms of such purchase order conflicting with the terms of this Agreement except to the extent such conflicting terms are initialed by Seller with the words "change accepted" written thereon by Seller. Except as aforesaid, this Agreement shall override all other conflicting terms of purchase and/or sale contained in any purchase and/or sale document generated by Seller or Buyer.

                                   (c) All Licensed Products sold to Buyer
         hereunder shall be delivered [***] , subject to paragraph (d) below. [***] shall assist [***] in arranging transportation in the manner specified by[***], in accordance with applicable regulatory requirements, to any destinations specified in writing from time to time by Buyer; provided that all costs and expenses relating to such transportation and delivery (including without limitation customs, duties, taxes, insurance premiums and all expenses relating to validation of temperature-controlled shipment conditions) shall be at [***]expense.

                                   (d) Seller will include with each shipment
         copies of all applicable quality and testing records, which shall be in a form acceptable for any applicable EMEA or other regulatory submission in the Licensed Territory. Product shipments for sale by Buyer in the European countries of the Licensed Territory shall originate from a [***] and shall be accompanied by a certificate of analysis made in such [***]. Seller shall certify in writing, to Buyer's reasonable satisfaction, that each delivery of Licensed Product was produced and tested in compliance with (i) the Specifications, (ii) cGMP requirements and (iii) all applicable regulatory documents.

         [***] Confidential treatment requested.

935303.1

                                   (e) Buyer may reject any portion of any
         shipment of Licensed Product which does not conform with the Specifications. In order to reject a shipment, Buyer must (i) give notice to Seller of Buyer's intent to reject the shipment within 30 days of receipt together with a detailed written indication of the reasons for such possible rejection, and (ii) as promptly as reasonably possible thereafter, but in any event within an additional thirty (30) days, provide Seller with notice of final rejection and the full basis therefor. After notice of intent to reject is given, Buyer shall cooperate with Seller in determining whether rejection is necessary or justified. If such notices of intent to reject and final rejection are not timely received, Buyer shall be deemed to have accepted such delivery of Licensed Product and to have waived all claims for non-conformity with the Specifications, damage, defect or shortage, other than claims for latent defects not capable of discovery by Buyer upon physical examination. In the event of latent defects not capable of discovery by Buyer upon physical examination, Buyer shall inform Seller within fifteen (15) days of discovering any such defect. Buyer shall be entitled to a refund of the purchase price (together with insurance, freight charges and, where applicable, custom duties) of properly rejected Licensed Products at the time they are ultimately rejected, provided that if Seller disputes the rejection, refund shall be made, if at all, at the time the dispute is finally resolved. Seller shall notify Buyer as promptly as reasonably possible (but in any event no later than thirty (30) days after receipt of Buyer's final rejection notice) whether it accepts Buyer's basis for any rejection. In the event Seller disputes Buyer's rejection, the parties will select a mutually agreeable independent third party laboratory which shall determine whether the rejected Licensed Products meet the applicable Specifications and shall confirm or dissent from Buyer's rejection of Licensed Products. If the parties are unable to agree on a laboratory firm within thirty (30) days after receipt of Buyer's final rejection notice, the laboratory shall be appointed by computer generation of a random number, with an even number signifying Seller's right to designate the laboratory and an odd number designating Buyer's right to designate the laboratory. If the independent tester confirms Buyer's rejection, Seller will pay the fees of the tester, and if the tester dissents from Buyer's rejection, Buyer will pay the fees.

                                   (f) Whether or not Seller accepts Buyer's
         basis for rejection, promptly on receipt of a notice of rejection, Seller shall use its commercially reasonable efforts, at Buyer's request, to provide replacement Licensed Product, which shall be purchased by Buyer as provided in this Agreement as soon as reasonably practicable.

                                   (g) Unless Seller requests the return to it
         of a rejected batch within 60 days of receipt of Buyer's notice of rejection, Buyer shall, at Seller's cost, destroy such batch promptly and provide Seller with certification

935303.1
         of such destruction. Buyer shall, upon receipt of Seller's request for return, promptly dispatch said batch to Seller, at Seller's cost.

                                   (h) No change to the Specifications shall be
         effective unless the same shall be required or permitted by any regulatory agency having jurisdiction over any country in the Licensed Territory, Buyer or the Licensed Products (and if not required, shall be agreed to in writing by Buyer and Seller). Seller shall give Buyer advance notice of any change to the Specifications required by a regulatory agency.

                  2.2 Price; Method of Payment.

                           (a) Buyer shall purchase Licensed Products from Seller hereunder at the applicable Transfer Price. The Transfer Price for each unit of Licensed Product shall equal [***], subject to paragraph (d) below.

                           (b) Seller shall invoice Buyer for each shipment of Licensed Products delivered by Seller to Buyer, its Affiliates or sublicensees at the Transfer Price converted into U.S. dollar at the exchange rate of the last Business Day of the calendar month immediately preceding the month when the Licensed Product is shipped to Licensee, as quoted by the Wall Street Journal.

                           (c) Buyer shall pay Seller's invoices in U.S. Dollar not later than ninety (90) days following the date of the applicable invoice by wire transfer to the bank account designated by Seller.

                           (d) In the event that the Transfer Price of any Licensed Product represents more than [***], Licensor and Licensee shall, at Licensee's request, hold good faith discussions in order to adjust the Transfer Price with respect to Licensed Product sales in such country.

                           (e) All payments under this Section 2.2 shall be free of all withholdings of any nature whatsoever (including, without limitation, withholding taxes, monetary transfer fees, or similar taxes and charges), and in the event any withholding is required, Buyer shall pay the same together with such additional amount as is required so that each such payment shall be, under any circumstances and in any event, in the amount as set forth or referred to herein.


[***] Confidential treatment requested.

935303.1

                                   ARTICLE III
                                   -----------

                             PRODUCTION OF PRODUCTS
                             ----------------------

                  Section 3.1. Manufacturing of Licensed Products.

                           (a) Until such time, if any, as a Seller-owned manufacturing facility (an "Owned Facility") is qualified for the manufacture of Licensed Products sold to Buyer hereunder, Seller shall manufacture or have manufactured the Licensed Products sold to Buyer hereunder at a contract manufacturing facility (a "Contract Facility") [***]. Commencing sixty (60) days prior to the First Commercial Sale of any Licensed Product in a country of the Licensed Territory (provided that such date of First Commercial Sale has been communicated to Seller [***] Seller shall maintain at least one alternate production site for Licensed Products sold to Buyer hereunder, which alternate production site, if a Contract Facility, shall [***]. Seller's obligation to maintain an alternate manufacturing facility may also be satisfied through a sublicensing arrangement complying with Section 3.2.

                           (b) Seller shall be responsible for obtaining and maintaining all necessary licenses, registrations, authorizations and approvals (other than such licenses, registrations, authorizations and approvals that are required to be obtained or made by an owner or operator of a Contract Facility) which are necessary to manufacture, handle, store, label, package, transport and ship Licensed Products under cGMP conditions and in accordance with other regulatory requirements.

                           (c) Seller shall provide Buyer with copies of any correspondence sent from Seller to governmental entities relating to the manufacturing, handling, storage, labeling, packaging, transportation or shipment of Licensed Products at the time such correspondence is sent by Seller, purged of Seller proprietary and/or confidential information and trade secrets. Seller shall provide Buyer with copies of any comments, responses, notices or other correspondence received by Seller from any governmental entity relating to the foregoing matters within fifteen (15) days of receipt of such correspondence by Seller, purged of any Seller proprietary information and/or trade secrets.

                           (d) Seller shall furnish to Buyer (i) promptly, but in any event within fifteen (15) days after receipt, a summary of any report or correspondence issued by a governmental entity (or a third party authorized by

[***] Confidential treatment requested.


935303.1
         a governmental entity) in connection with a visit or inquiry relating to any Owned Facility or, to the extent Seller is provided with such information, any Contract Facility, including but not limited to, any FDA Form 483 or warning letter and (ii) not later than fifteen (15) days after the time Seller provides such to a governmental entity, summaries of any and all proposed responses or explanations relating thereto (each, a "Proposed Response"), in each case purged of trade secrets or other confidential or proprietary information of Seller. After the filing of a response with the appropriate governmental entity, Seller will notify Buyer of any further oral and/or written contacts with a governmental entity (or a third party authorized by a governmental entity) relating to the manufacturing, handling, storage, labeling, packaging, transportation or shipment of Licensed Products.

                           (e) If requested in writing by Buyer, Seller shall permit Buyer to inspect, once per year, during normal business hours and hours during which Seller is manufacturing Licensed Products, Seller's Facilities and manufacturing records to the extent Buyer deems it reasonably necessary to enable Buyer to verify compliance with any statutory or regulatory requirements to which Buyer is subject and which are applicable to the manufacture and/or packaging of Licensed Products. Notwithstanding the foregoing, Buyer shall have the right to inspect Seller's Facilities and manufacturing records at any time, in the event that there is a quality or regulatory problem with any Licensed Product. If, as a result of any such inspection, Buyer concludes that Seller is not in compliance with any regulatory obligations or requirements applicable to Buyer, Buyer shall so notify Seller in writing, specifying such areas of noncompliance in reasonable detail and Seller shall remedy the problems identified.

                           (f) Seller agrees to use all reasonable efforts to promptly rectify or resolve any deficiencies noted by a governmental entity (or third party authorized by a governmental entity) in a report or correspondence issued to Seller with respect to an Owned Facility or a Contract Facility.

                  Section 3.2.  Subcontracting.

                  It is understood and agreed that Seller shall have the right in connection with its performance hereunder to contract with such third parties as Seller deems advisable to manufacture Licensed Products, provided that (i) manufacture and/or quality control by any such third party has been authorised by the competent regulatory authorities in the Licensed Territory, (ii) Seller shall provide Buyer with not less than fifteen (15) days' advance notice of its intent to contract with any third party and shall identify such third party to Buyer, (iii) Buyer may audit Seller's contractor's qualifications and (iv) Seller shall remain fully liable for its performance hereunder to the same extent as if such contractor had not been engaged.


935303.1

                  Section 3.3.  Exclusivity.

                  For so long as the Sublicense Agreement remains in effect with respect to any country in the Licensed Territory, until such time as Buyer has a fully paid-up license in such country in accordance with the terms of the Sublicense Agreement, Seller shall supply Licensed Products only to Buyer for distribution within such country.

                  Section 3.4.  Alternate Sources of Supply.

                  In the event Seller is unable to supply conforming Licensed Products sufficient to meet Buyer's firm orders made consistent with Section 4.1, Buyer shall have the immediate right to manufacture and package Licensed Product with a supplier other than Seller (a "Back-Up Supplier"). Such right shall continue until Seller notifies Buyer that Seller is able to supply all Licensed Products required by Buyer as provided herein, in which case Buyer shall recommence sourcing Licensed Products from Seller once any outstanding orders from a Back-Up Supplier have been satisfied (provided that Buyer shall not at any time enter into binding commitments for the purchase of quantities of Licensed Products from any Back-Up Supplier exceeding Buyer's requirements for Licensed Products during the three-month period commencing with the date of the latest such commitment). Seller shall be entitled to receive a royalty in an amount equal to the sum of [***] and (ii) [***] of such Licensed Product sales; but only to the extent that Buyer's cost of the Licensed Product in finished, packaged, labelled and quality controlled form ready for resale to the ultimate customer plus the royalties hereinabove established shall not exceed the [***]. Buyer may elect to act as Back-Up Supplier or, at its election, have a third party supplier of Buyer's choice (and reasonably acceptable to Seller) act as Back-Up Supplier. Seller shall cooperate fully with Buyer and any separate Back-Up Supplier, and shall use commercially reasonable best efforts to enable the Back-Up Supplier to qualify and validate the Back-Up Supplier's facilities and to manufacture and package Licensed Products. Seller shall give the Back-Up Supplier prompt and unrestricted access to, or, if requested, Seller shall immediately provide to the Back-Up Supplier, all technical information necessary for the Back-Up Supplier to manufacture Licensed Products during the period permitted hereby. Any disclosure or use of technical information will be subject to the confidentiality restrictions set forth in Article 6 of the Sublicense Agreement. The Back-Up Supplier shall have the right to observe the operation of any laboratory and manufacturing and/or packaging facility of Seller (subject to Buyer obligations of confidentiality to third parties), and to have a reasonable number of employees or other representatives of Seller visit the Back-Up Suppliers' facilities, at Buyer's option and in accordance with a mutually agreed timetable, to demonstrate and explain any of the technical information and the manufacturing and packaging processes for the

[***] Confidential treatment requested.


935303.1

Licensed Products. Seller shall reasonably cooperate with Buyer and Back-Up Supplier to obtain any regulatory approval in the Licensed Territory as may be required for the manufacture of Licensed Products by the Back-Up Supplier.

                  Section 3.5.  Allocation in the Event of Shortage.

                  If for any reason Seller experiences a shortage of materials required to manufacture Licensed Products and Seller is therefore unable to supply Buyer with the full quantity of Licensed Products ordered by it and accepted by Seller, Buyer shall be entitled to receive that quantity of Licensed Products which bears the same proportion to the total quantity of available Licensed Products as the quantity of Licensed Products purchased by Buyer from Seller in the 12 months preceding the supply shortage (or a shorter period if Buyer has started purchasing Licensed Products less than 12 months before the shortage occurs) bears to all purchases of orders from Seller from all customers (including Buyer) for Licensed Products during such period.


                                   ARTICLE IV
                                   ----------

                           QUANTITY FORECASTS; ORDERS
                           --------------------------

                  Section 4.1.  Forecasts.

                                   (a) In order to assist Seller in planning its
         production, commencing sixty (60) days prior to the calendar month in which the First Commercial Sale of Licensed Products takes place in any country in the Licensed Territory, Buyer shall provide Seller with [***] rolling forecast of the quantities of such Licensed Product required by Buyer, by month, for the following [***]. The first [***] of such projections shall constitute a binding commitment to order the quantity of such Licensed Product forecast for such period, provided that with respect to the first [***] provided that the portion of such forecast relating to such country is separately stated and is so indicated. Projections for months [***] shall be made in good faith and shall constitute Buyer's best estimates of future orders, but shall not be binding on Buyer. Updated [***] forecasts will be provided at the beginning of each succeeding calendar month for the [***] . Buyer's forecast shall also describe anticipated regulatory modifications to any English language version of Licensed Product labeling proposed by Seller. Seller shall, no later than fifteen (15) Business Days after receipt of each such forecast, notify Buyer in writing of any prospective problems of which Seller is aware of that might prevent Seller from meeting Buyer's forecast order quantities or estimated delivery dates.

[***] Confidential treatment requested.


935303.1

                                   (b) Buyer shall provide Seller with its firm
         purchase orders for Licensed Product in accordance with the lead-times and batch size increments to be specified by Seller in writing as soon as reasonably practicable but in any event before Buyer places its first order for Licensed Products, such lead-times and batch sizes to be applicable during the term of this Agreement unless otherwise agreed in writing by the parties. Notwithstanding the foregoing, Buyer shall have the right, up to the date of manufacture, to issue binding change orders to increase or decrease such purchase orders with the consent of Seller, which shall not be unreasonably withheld so long as Buyer agrees to compensate Seller for any damages suffered by Seller as a consequence of such change order (including damages attributable to loss of allocable overhead recoupment, but excluding loss of profit), provided that Seller shall advise Buyer before carrying out any change order of Seller's estimated increased cost of doing so. Buyer agrees to accept partial shipments of Licensed Products should, for any reason, it become necessary to ship in advance of order completion, provided that Seller shall (i) give advance written notice to Buyer of such shipment and (ii) bear any additional cost to Buyer of receiving Licensed Products in partial shipments. Seller shall make all commercially reasonable efforts to comply with any revisions to purchase order requirements consistent with the provisions of Section 4.1(a) and this Section 4.1(b). Seller, within ten (10) Business Days after the date that a purchase order is issued to it, shall acknowledge receipt of Buyer's order and confirm in writing that the order can be supplied. For purposes hereof, a purchase order will be deemed issued on the earlier of (i) the date that Seller receives the purchase order via mail and (ii) the date of receipt of the telecopied purchase order.

                  Section 4.2.  Purchase Order Contents.

                                   (a) Each purchase order shall specify the
         quantity, concentration and container size of Licensed Product ordered and the required delivery date. Seller shall use reasonable commercial efforts to deliver each shipment of Licensed Product within five (5) days of the delivery date specified in Buyer's purchase order relating thereto (provided that in no event shall such date be less than 30 days after the date the purchase order is issued, unless otherwise consented to by Buyer) using carriers mutually agreeable to Buyer and Seller. Seller shall use commercially reasonable efforts to accommodate "Rush" orders from Buyer.

                                   (b) When all appropriate validation and
         quality control release criteria for a particular shipment of Licensed Product have been met (the "Release Date"), Seller shall notify Buyer in writing of the expected delivery dates (including details of destination, date and time) to enable delivery and receipt to be coordinated. Title and risk of loss to Licensed Products shall


935303.1
         pass to Buyer upon delivery of Licensed Products by Seller to the carrier.


                  Section 4.3.  Packaging.

                                   (a) Licensed Products shall be delivered to
         Buyer as finished goods in final packaged and labelled form, quality controlled in accordance with Section 2.1 (d) and ready for resale to the ultimate customer and in accordance with the packaging requirements set forth in the Marketing Regulatory Approvals.

                                   (b) Buyer shall distribute all Licensed
         Products as packaged by Seller in accordance with Section 4.3(a). In no event shall any Licensed Products be repackaged or reconfigured by Buyer without Seller's prior written consent.

                  Section 4.4.  Labelling.

                  With respect to each country in the Licensed Territory, prior to distribution of a Licensed Product, Buyer shall provide Seller with evidence of the regulatory approval of labelling specifications for such Licensed Product in such country and any variations required by the applicable regulatory agency. All such materials shall be provided to Seller together with an English translation by a translator reasonably acceptable to Seller. Seller shall distribute Licensed Products bearing only labelling supplied or approved by Buyer and in accordance with such regulatory requirements.


                                    ARTICLE V
                                    ---------

                          CERTAIN OBLIGATIONS OF BUYER
                          ----------------------------

                  Buyer agrees to ascertain and comply with all applicable laws and regulations and standards of industry or professional conduct in connection with the use, distribution or promotion of the Licensed Products, including without limitation, those applicable to product claims, labelling, approvals, registrations and notifications, and also to obtain Seller's prior written consent to all claims, labels, instructions, packaging or the like, which consent shall not be unreasonably withheld.

                  Buyer agrees to use commercially reasonable efforts, at its sole expense, to obtain and maintain any applicable approvals, registrations, notifications or the like (other than any NDA or its equivalent for which Seller shall be responsible to the extent provided in the Sublicense Agreement) with regard to marketing, using, selling, labeling or otherwise promoting or making claims regarding the Licensed Products or


935303.1
their uses or reimbursement therefor in the Licensed Territory other than those for which Seller is responsible pursuant to the Sublicense Agreement. Seller will reasonably cooperate with Buyer in such efforts. Buyer shall not file any such application or document without Seller's prior written consent, which shall not be unreasonably withheld. To the extent permitted by law, all approvals, registrations, notifications and the like (and all documents, applications and information related thereto) and all rights thereunder or thereto shall be for the sole benefit of and shall be solely owned by and in the name of Seller. Buyer will provide Seller with any information regarding the foregoing that Seller may request (with English translations).



                                   ARTICLE VI
                                   ----------

                               REGULATORY MATTERS
                               ------------------

                  Section 6.1. Information Regarding Regulatory Approvals. Seller shall promptly advise Buyer, at Buyer's request, in matters pertaining to U.S. regulatory requirements relating to Seller's activities hereunder. Seller shall also provide to Buyer reasonable advance notice of any regulatory submission containing information or data provided by Buyer to Seller which Seller intends to disclose to regulatory agencies under this Agreement.

                  Section 6.2. Quality Control Program; Additional Testing Programs. Seller shall maintain a quality control program consistent with cGMP, as required by the FDA and/or any other governmental entity in the Licensed Territory, with respect to Seller's manufacture of Licensed Products hereunder. In addition, Seller will perform such additional testing programs, and provide Buyer with documentation arising from such testing programs, as may be agreed to by Buyer and Seller or required by any applicable regulatory authority.

                  Section 6.3. Retention of Samples. Seller shall retain as samples such quantities of Licensed Products from each batch of Licensed Product as Buyer shall reasonably request. Retained samples shall be maintained in a suitable storage facility for one year past the product's expiration date. All such samples shall be available for inspection and testing by Buyer at reasonable times and upon reasonable notice.

                  Section 6.4. Recalls. Buyer shall notify Seller promptly if any Licensed Product is the subject of a recall, market withdrawal or correction within the Licensed Territory (a "Recall"), and Buyer and/or its designee shall have sole responsibility for the handling and disposition of such Recall. Buyer and/or its designee shall bear the costs of all Recalls of Licensed Products except to the extent that such Recall shall have been the result of Seller's breach of any of the warranties set


935303.1
forth in this Agreement or the Sublicense Agreement, in which case Seller will promptly reimburse Buyer to such extent for actual, direct costs sustained as a result of the Recall. In the event that Seller disputes Buyer's determination that the fault is due to Seller and/or to its agent, the Parties will select a mutually agreeable outside consulting firm which will be instructed to review the applicable information and data and to confirm or dissent from Buyer's determination. If the consulting firm confirms Buyer's determination, Seller will pay the fees of such consulting firm. If the consulting firm dissents from Buyer's determination, Buyer will pay the fees of such consulting firm. Buyer and/or its designee shall maintain records of all sales of Licensed Products and customers sufficient to adequately administer a Recall, market withdrawal or correction for a period of three years after termination or expiration of this Agreement. Except as required by law, Buyer and/or its designee shall serve as the sole point of contact with the applicable governmental entity concerning any Recall within the Licensed Territory with respect to Licensed Products and Seller shall serve as the sole point of contact with the FDA with respect to any Recall. In the event that Seller is required to communicate with the FDA with respect to Recall of Licensed Products, Seller shall within one Business Day notify Buyer of such communication.


                                   ARTICLE VII
                                   -----------

                    TERMINATION; RIGHTS AND OBLIGATIONS UPON
                    ----------------------------------------
                                   TERMINATION
                                   -----------

                  Section 7.1. Term. This Agreement shall commence on the date hereof and shall continue in effect with respect to each Licensed Product in each country in the Licensed Territory for so long as the Sublicense Agreement remains in effect with respect to such Licensed Product in such country and Buyer does not have a paid-up license thereunder with respect to such Licensed Product in such country.

                  Section 7.2. Termination for Default. If either party materially defaults in the performance of any material agreement, condition or covenant of this Agreement or the Sublicense Agreement [***] after receipt by the defaulting party of a notice thereof from the other party, the party not in default may terminate this Agreement.

                  Section 7.3. Rights and Obligations on Expiration or Termination. Except to the extent expressly provided to the contrary, the following provisions shall survive the termination of this Agreement: Sections
6.3 and 6.4 and Articles VIII through X. Any rights of Seller to payments accrued through termination as well as obligations of the parties under firm orders for purchase and delivery of Licensed Products at the time of such termination shall remain in effect, except that in the case

[***] Confidential treatment requested.


935303.1
of termination under Section 7.2, the terminating party may elect whether obligations under firm orders will remain in effect and except that Seller will have no obligation with respect to delivery dates more than three months after termination.


                                  ARTICLE VIII
                                  ------------

                 WARRANTIES; REPLACEMENT OF PRODUCTS; INSURANCE
                 ----------------------------------------------

                  Section 8.1. Warranties. Seller warrants to Buyer for itself and on behalf of its subcontractors and agents who assume any of Seller's obligations hereunder that (i) when shipped to Buyer by Seller, the Licensed Products will conform to the Specifications, as then in effect, and will not be
(A) adulterated or misbranded within the meaning of the Food, Drugs & Cosmetic Act or (B) be an article which may not, under the provisions of the Food, Drugs & Cosmetic Act, be introduced into interstate commerce, (ii) any Facility used by Seller will remain in compliance with cGMP at all times during the term of this Agreement and (iii) Seller shall obtain and maintain all necessary permits, registrations and licenses necessary to carry out its obligations pursuant to this Agreement. The foregoing warranties are the only warranties made by Seller with respect to the Licensed Products delivered hereunder, and may only be modified or amended by a written instrument signed by a duly authorized officer of Seller and duly authorized officer of Buyer. THE EXPRESS WARRANTIES CONTAINED IN THIS ARTICLE 8 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR USE.

                  Section 8.2. Replacement of Licensed Products. Any Licensed Products delivered to Buyer by Seller which do not conform to the Specifications and are properly rejected as set forth in Article 2, or which are otherwise not in compliance with the warranties made in Section 8.1 or in the Sublicense Agreement, shall be replaced, or Buyer's account may be credited, at Buyer's election. The remedy of replacement or credit shall not be available if and to the extent that such nonconformance was caused by Buyer's misuse, unauthorized modification, neglect, improper testing or improper storage, including without limitation storage at inappropriate temperatures, transportation, use beyond any dating provided, by accident, fire or other hazard. THE EXPRESS OBLIGATIONS STATED IN THIS SECTION 8.2 AND IN SECTIONS 2.1 AND 8.3 ARE IN LIEU OF ALL OTHER LIABILITIES OR OBLIGATIONS OF SELLER FOR DAMAGES, INCLUDING BUT NOT LIMITED TO DIRECT OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE OR PERFORMANCE OF THE PRODUCTS.


935303.1

                  Section 8.3.  Insurance.

                  Buyer and Seller shall maintain during the term of this Agreement products liability insurance policies, covering their respective obligations under this Agreement, issued by reputable insurance companies under ordinary terms and conditions in the pharmaceutical industry and will prove the existence thereof to the other party if so requested.


                                   ARTICLE IX
                                   ----------

                                  MISCELLANEOUS
                                  -------------

                  Section 9.1. Entire Agreement This Agreement, including the Schedules and Exhibits hereto, constitutes the entire agreement and understanding between the parties as to the subject matter hereof. All prior negotiations, representations, agreements, contracts, offers and earlier understandings of whatsoever kind, whether written or oral between Seller and Buyer in respect of the subject matter of this Agreement, are superseded by, merged into, extinguished by and completely expressed by this Agreement. No aspect, part or wording of this Agreement may be modified except by mutual agreement between the Seller and Buyer taking the form of an instrument in writing signed and dated by duly authorized representatives of both Seller and Buyer. The representations and warranties made by Seller in the Sublicense Agreement are incorporated herein by reference, provided that no breach of such representations and warranties shall be the basis for a termination of this Agreement unless the Sublicense Agreement is terminated simultaneously.

                  Section 9.2. Notices Any notice or communication or permitted to be given by this Agreement shall be given by post-paid, first class, registered or certified mail or reputable courier service addressed to:

                  In the case of Seller:   Discovery Laboratories, Inc.
                                           350 South Main Street, Suite 307
                                           Doylestown, Pennsylvania 18901
                                           Attention:  Robert J. Capetola, Ph.D.
                                                       Chief Executive Officer

                                           With a copy to:

                                           Yi Tuan & Brunstein
                                           The Empire State Building
                                           350 Fifth Avenue, Suite 5411
                                           New York, New York 10118
                                           Attention:  Han-Hsien Tuan



935303.1

                  In the case of Buyer:    Laboratorios del Dr. Esteve, S.A.
                                           Av. Mare de Deu de Montserrat, 221
                                           08041 Barcelona (Spain)
                                           Attention:  Director, International

                  Such addresses may be altered by notice so given. If no time limit is specified for a notice required or permitted to be given by this Agreement, the time limit therefor shall be 10 full Business Days, not including the day of mailing. Notice shall be considered made as of the date of deposit with the appropriate Post Office or courier service.

                  Section 9.3.      Governing Laws and Dispute Resolution.

                                   (a) This Agreement and its effect are subject
         and shall be construed and enforced in accordance with the laws of the State of New York, United States, except as to any issue which depends upon the validity, scope or enforceability of any patent within the Patent Rights, which issue shall be determined in accordance with the applicable patent laws of the country of such patent.

                                   (b) Any controversy or claim arising out of
         or relating to this Agreement, or the breach, termination or validity thereof which cannot be settled within three (3) months of it having arisen shall be submitted to the respective President or General Manager of each Party and if, within thirty (30) days or such other period as may be agreed upon between the Parties following such reference, the dispute remains unresolved, it shall be settled on application by either Party by arbitration conducted in the English language, in Stockholm (Sweden) in accordance with the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said rules. The parties expressly agree to abide the award rendered. This provision shall not prevent either party from addressing any competent court or tribunal in order to seek for interim measures.

                  Section 9.4. Conflicts. Nothing in this Agreement shall be construed so as require the commission of any act contrary to law, and whenever there is any between any provision of this Agreement or concerning the legal right the parties to contract and any statute, law, ordinance or treaty, the latter prevail, but in such event the affected provisions of this Agreement shall curtailed and limited only to the extent necessary to bring it within the applicable legal requirements.

                  Section 9.5. Registration. Buyer shall take all reasonable and necessary steps to register this Agreement in any country where such is required to


935303.1
permit the transfer of funds and/or payment of royalties to Seller hereunder or is otherwise required by the government or law of such country to effectuate or carry out this Agreement. Notwithstanding anything contained herein but subject to Section 9.4 hereof, Buyer shall not be relieved of any of its obligations under this Agreement by any failure to register this Agreement in any country, and, specifically, Buyer shall not be relieved of its obligation to make any payment due to Seller hereunder at Seller's address specified in
Section 9.2 hereof, where such payment is blocked due to any failure to register this Agreement.

                  Section 9.6. Headings. As used in this Agreement, singular includes the plural and plural includes the singular, wherever so required by the context. The headings appearing at the beginning of the numbered Articles and Sections hereof have been inserted for convenience only and do not constitute a part of this Agreement.

                  Section 9.7. Agency. Nothing herein shall be deemed to create an agency, joint venture or partnership between the parties hereto.

                  Section 9.8. Force Majeure. Notwithstanding any other provisions of this Agreement, neither of the parties hereto shall be liable in damages for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control including but not limited to acts of God, governmental restrictions, wars, or insurrections, strikes, floods, work stoppages and/or lack of materials; provided, however, that the party suffering such delay or default shall notify the other party in writing of the reasons for the delay or default. If such reasons for delay or default continuous exist for six (6) months, this Agreement may be terminated by either party.

                  Section 9.9. Assignment. Neither party shall assign this Agreement without the prior written consent of the other party, provided, however, that Buyer may assign some or all of its rights and obligations hereunder to the following Affiliates: Laboratorios P.E.N., S.A. (Spain), Esteve Farma, Lda. (Portugal), Provesan S.A. (Switzerland) and to any other Affiliate which Buyer may establish in the Licensed Territory. Buyer hereby warrants and represents that such Affiliates will comply with all applicable terms of this Agreement, and guarantees such Affiliates' performance hereunder.

                  Section 9.10. Successors and Assigns. Subject to Section 9.9, this Agreement shall be binding upon and inure to the benefit of the permitted successors or permitted assigns of Seller and Buyer respectively.

                  Section 9.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


935303.1

                                    ARTICLE X
                                    ---------

                                BASIS OF BARGAIN
                                ----------------

                  EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS AGREEMENT ARE MATERIAL, BARGAINED FOR BASES OF THIS AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.


933503.1

                  IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first written above.



                                DISCOVERY LABORATORIES, INC.



                                By:      /s/ Robert J. Capetola,
                                         -----------------------
                                Name:    Robert J.Capetola, Ph.D.
                                Title:   President & CEO



                                LABORATORIOS DEL DR. ESTEVE, S.A.


                                By:      /s/ Dr. J. Esteve
                                         -----------------
                                Name:    Dr. J. Esteve
                                Title:   President

935303.1